ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No's. 333-77600, 333-76090, 33-36968, 33-88706, and
333-32795.


                                        /s/ ARTHUR ANDERSEN LLP


Phoenix, Arizona,
 March 4, 1998.